 As filed with the Securities and Exchange Commission on February 3, 2000

                                                 Registration No. 333-96021
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            Amendment No. 1 to
                                    Form F-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               IFCO SYSTEMS N.V.
             (Exact name of Registrant as specified in its charter)

       The Netherlands                3089                 98-0216429
(State or Other Jurisdiction
      of Incorporation
                          (Primary Standard Industrial (I.R.S. Employer Classification Code Number) Identification No.)
      or Organization)

                              Strawinskylaan 2001
                                   NL-1077 ZZ
                           Amsterdam, The Netherlands
                                 31-20-546-0255
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          Silver Oak Acquisition Corp.
                         c/o Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

         Stephen M. Wiseman                          Randall G. Ray
           King & Spalding                      Gardere & Wynne, L.L.P.
     1185 Avenue of the Americas              1601 Elm Street, Suite 3000
    New York, New York 10036-4003                 Dallas, Texas 75201


  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and upon consummation of the merger described herein.

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                 [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                        [_]

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors And Officers

  IFCO Systems N.V. has agreed to indemnify each member of its board of directors if, in the course of executing his or her duties, the member incurs personal liability under civil laws, subject to the right of IFCO Systems to recover payment from each such member to the extent permitted by applicable law. IFCO Systems will also maintain an insurance policy with a third-party carrier insuring members of the board of directors against the foregoing liabilities.

Item 21. Exhibits And Financial Statement Schedules

  (a) Exhibits.

  2.1 Amended and Restated Agreement and Plan of Reorganization, dated as of October 6, 1999 and effective as of March 29, 1999, by and among IFCO
      Systems, IFCO Europe, MTS, IFCO International, Schoeller Industries,
      Silver Oak and PalEx, as amended by Amendment No. 1 dated as of January
      31, 2000 (included as Appendix A to the proxy statement/prospectus filed as part of this registration statement).
  3.1 Articles of Association of IFCO Systems (English translation) (included as Appendix D to the proxy statement/prospectus filed as part of this registration statement).
  4.1 Specimen Certificate of IFCO Systems ordinary shares.
 *5.1 Opinion of Stibbe Simont Monahan Duhot P.C. as to the legality of the
      IFCO Systems ordinary shares.
  8.1 Opinion of Baker Botts L.L.P. regarding federal income tax matters.
  9.1 Voting Agreement dated as of October 6, 1999, and effective as of March
      29, 1999, by and among PalEx and certain stockholders of PalEx.
 10.1 Form of Lockup Agreement to be executed by Christoph Schoeller, Martin
      Schoeller, Schoeller Industries, Schoeller Holding, and certain senior executives of PalEx and its subsidiaries.
 10.2 Form of Waiver to be entered into by IFCO Systems and by certain employees of PalEx.
 10.3 Senior Facility Agreement, dated February 20, 1998, between IFCO
      International Food Container Organization GmbH, as Borrower, IFCO Europe, and the Financial Institutions named therein.
 10.4 Amendment to Senior Facility Agreement, dated February 28, 1998.
 10.5 Senior Subordinated Facility Agreement, dated February 20, 1998, between
      IFCO International Food Container Organization GmbH as Borrower, IFCO
      Europe, and the Financial Institutions named therein.
 10.6 Intercreditor Agreement, dated February 20, 1998, between BHF Bank AG as
      Senior Agent and Security Trustee, Barclays Bank PLC as Senior
      Subordinated Agent and the Financial Institutions named therein as Initial Senior Lenders and Initial Senior Subordinated Lenders.
 10.7 Security Trust Agreement, dated February 27, 1998, between BHF Bank AG as
      Security Trustee and Senior Agent, IFCO International Food Container
      Organization GmbH as Borrower, IFCO Europe, Barclays Bank PLC as Senior
      Subordinated Agent, and the Financial Institutions named therein.
 10.8 Option Release and IPO-Facilitation Agreement, dated May 27, 1999, by and among, inter alia, Schoeller Industries, Schoeller Plast AG, GE Capital, and GE Erste, as amended by the Amendment of the Option Release and IPO-
      Facilitation Agreement, dated January 31, 2000.
 10.9 Supply Agreement, dated November 4, 1997, between IFCO Europe and
      Schoeller Plast Industries GmbH (assigned to Schoeller Plast AG).

10.10  Membership Interest and Share Purchase Agreement, dated September 2, 1999, by and among, inter alia,
       Polymer International Corp., as seller, and IFCO Systems, as purchaser.

 10.11 Management Agreement, dated as of January 2, 1997, between Schoeller
       Industries and IFCO Europe.
 10.12 Management Agreement, dated as of January 2, 1997, between Schoeller
       Industries and MTS.
 10.13 Asset Purchase Agreement, dated as of February 12, 1998, by and among
       PalEx, Container Services Company NW Acquisition, Inc., Container
       Services Company SW Acquisition, Inc., Consolidated Drum Reconditioning
       Co., Inc., CDRCo. HC, LLC, CDRCo. NW, LLC, CDRCo SW, LLC, Joseph Cruz, and Philip Freeman (incorporated by reference to Exhibit 2.1 to PalEx's
       Current Report on Form 8-K dated February 12, 1998, Commission file no.
       000-22237, as filed with the SEC on February 27, 1998).
 10.14 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Acme Acquisition, Inc., Acme Barrel
       Company, Inc., and the stockholders named therein (incorporated by reference to Exhibit 2.2 to PalEx's Current Report on Form 8-K dated
       February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
 10.15 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Acme Barrel Company, Inc., ESP Realty
       Corp., Inc., and the Elliot Pearlman Living Trust u/t/a dated July 2,
       1996 (incorporated by reference to Exhibit 2.3 to PalEx's Current Report on Form 8-K dated February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
 10.16 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Western Container Acquisition, Inc.,
       Environmental Recyclers of Colorado Inc., and the individual optionees named therein (incorporated by reference to Exhibit 2.4 to PalEx's
       Current Report on Form 8-K dated February 12, 1998, Commission file no.
       000-22237, as filed with the SEC on February 27, 1998).
 10.17 Acquisition Agreement, dated as of February 23, 1998, by and among PalEx, Western Container Acquisition, Inc., and Barton A. Kaminsky
       (incorporated by reference to Exhibit 2.5 to PalEx's Current Report on
       Form 8-K dated February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
 10.18 Share Purchase Agreement, dated as of September 11, 1998, by and among
       (a) PalEx, (b) 1313530 Ontario Inc., an Ontario corporation that is wholly owned by PalEx, and (c) 1271477 Ontario Limited, Rollem Holdings
       Inc., 1271478 Ontario Limited, 1296288 Ontario Limited, Save On Pallets
       Ltd., Pallet Management Services Inc., The David E. Turner Family Trust
       II, The David E. Turner Family Trust III, The Enrico DiLello Family
       Trust II, The Enrico DiLello Family Trust III, The Worden Teadsdale
       Family Trust, The Fraser Campbell Family Trust II, The Fraser Campbell
       Family Trust III, The John F. Campbell Family Trust II, The John F.
       Campbell Family Trust, The Ronald Doering Family Trust, Fraser Campbell,
       John F. Campbell, Enrice DiLello, Ronald Doering, Susan Virginia
       Teadsdale, Worden Teadsdale, Clint Sharples, and David E. Turner
       (incorporated by reference to Exhibit 2.1 to Palex's Current Report on
       Form 8-K dated September 11, 1998, Commission file no. 000-22237, as filed on September 23, 1998).
 10.19 Form of Employment and Noncompetition Agreement for Messrs. Maultsby,
       Rhyne, Fletcher, and Fraser (the terms of each agreement are identical except for the level of compensation provided for the respective individual) (incorporated by reference to Exhibit 10.4 to PalEx's
       Registration Statement on Form S-1, registration no. 333-18683).
 10.20 Form of Employment and Noncompetition Agreement for Messrs. Cruz and
       Freeman (incorporated by reference to Exhibit 10.14 to PalEx's Annual
       Report on Form 10-K for the fiscal year ended December 27, 1998, Commission file no. 000-22237, as filed with the SEC on March 30, 1999).
 10.21 Contract of Employment between SLS Schoeller Logistic Services GmbH and
       Mr. Holger Schmidt, dated April 10, 1997, as amended by Agreement of
       Change, dated July 23, 1999.
 10.22 Contract of Employment between SLS Schoeller Logistic Services GmbH and
       Mr. Dirk Grosgen, dated April 10, 1997, as amended by Agreement of
       Change, dated July 23, 1999.

 10.23 Contract of Employment between IFCO Scandinavia A/S and Mr. Gustav
       Sandahl, dated December 17, 1997.
 10.24 Contract of Employment between IFCO International Food Container
       Organisation GmbH and Mr. Gustav Sandahl, dated November 4, 1998.
 10.25 Managing Director Employment Agreement between IFCO International Food
       Container Organisation GmbH and Mr. Jorg Augustin, dated May 21, 1999.
 10.26 Preliminary Contract on the Conclusion of a Management Contract between
       Mr. Gunter Gerland and Schoeller Plast Holding GmbH, dated December 29,
       1993.
 10.27 Managing Director Employment Agreement between MTS and Mr. Klaus
       Hufnagel, dated December 23, 1999.
 10.28 Consultancy Agreement between IFCO Europe and Dr. Willy von Becker, dated January 30, 1998, as amended by Supplementary Agreement, dated
       June 28, 1999.
 21    Subsidiaries of the Registrant.
 23.1  Consent of PwC Deutshe Revision Aktiengesellschaft
       Wirtschaftsprufungsgesellschaft.
 23.2  Consent of Arthur Andersen LLP.
 23.3  Consent of PricewaterhouseCoopers LLP.
 23.4  Consent of Stibbe Simont Monahan Duhot P.C. (included as part of Exhibit
       5.1).
 23.5  Consent of Batchelder & Partners, Inc.
 23.6  Consent of Baker Botts L.L.P. (included as part of Exhibit 8.1).
 23.7  Consent of Cornelius Geber.
 23.8  Consent of Sam W. Humphreys.
 23.9  Consent of Randall Onstead.
 23.10 Consent of Eckhard Pfeiffer.
 23.11 Consent of Christoph Schoeller.
 23.12 Consent of Dr. Frank Tofflinger.
 24    Power of Attorney (included on signature page).
 99.1  Opinion of Batchhelder & Partners, Inc. (included as Appendix B to the proxy statement/prospectus filed as part of this registration statement).
 99.2  Amended and Restated Certificate of Incorporation of PalEx (incorporated by reference to Exhibit 3.1 to PalEx's Registration Statement on Form S-
       1, registration no. 333-18683).
 99.3  By-Laws of PalEx (incorporated by reference to Exhibit 3.2 to PalEx's
       Registration Statement on Form S-1, registration no. 333-18683).
 99.4  Form of Proxy for the PalEx special meeting of stockholders.
 99.5  Election Form/Letter of Transmittal for PalEx stockholders.

--------

*Filed herewith.

  (b) Financial Statement Schedules.

  Not required.

  (c) Reports, Opinions, Appraisals.

  Included as Appendix B to the Proxy Statement/Prospectus which is part of this Registration Statement.

Item 22. Undertakings

  (a) The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the Amended and Restated Agreement and Plan of Reorganization not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4) to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act of 1933 at the start of any delayed offering or throughout a continuous offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The Registrant hereby undertakes that:

  (1) prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) Every prospectus: (i) that is filed pursuant to immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in the immediately preceding clause (i) includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pullach, Germany, on this 3rd day of February, 2000.

                                          IFCO SYSTEMS N.V.

                                          By:
                                             /s/ Martin A. Schoeller     ______
                                             Martin A. Schoeller Director and
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----
     /s/ Martin A. Schoeller           Director and Chief          February 3, 2000
______________________________________  Executive Officer
         Martin A. Schoeller            (principal executive
                                        officer)

                  *                    Director and Chief          February 3, 2000
______________________________________  Financial Officer
         Dr. Willy von Becker           (principal financial and
                                        accounting officer)

Puglisi & Associates

By:





 * __________________________       Authorized Representative     February 3,
     Gregory F. Lavelle Vice        in the United States          2000 [/R]
           President                [/R]

By:

 /s/ Martin A. Schoeller____

    Martin A. Schoeller

      Attorney-in-fact